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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 31, 2001

Ciphergen Biosystems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31617 (Commission File Number)	33-059-5156 (I.R.S. Employer Identification Number)

6611 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)

(510) 505-2100
(Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

    On July 31, 2001, Ciphergen Biosystems, Inc. ("Ciphergen") completed its acquisition of the BioSepra chromatography business (the "BioSepra Business") of Invitrogen Corporation ("Invitrogen") pursuant to an Asset Purchase Agreement (the "Agreement") between Ciphergen and Invitrogen dated as of June 25, 2001. Pursuant to the Agreement, Ciphergen paid Invitrogen approximately $11,600,000 in cash to acquire all of the outstanding shares of BioSepra S.A., a wholly-owned subsidiary of Invitrogen, together with substantially all of the assets held by Invitrogen primarily for use in the BioSepra Business. The purchase price is subject to final contractual post-closing adjustments. Ciphergen will continue to operate the BioSepra Business using the existing plant, equipment and other physical property acquired but also intends to use the acquired facility as a European marketing center for Ciphergen.

    A copy of the Agreement, excluding the schedules and Exhibits thereto is included herein as Exhibit 2.1. Such Agreement is incorporated by reference into this Item 2.

Item 7. Financial Statements and Exhibits.

  (a)
  Exhibits

  2.1
  Asset Purchase Agreement dated June 25, 2001 by and between Invitrogen Corporation and Ciphergen Biosystems, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciphergen Biosystems, Inc. (Registrant)
Date: August 14, 2001	By:	/s/ WILLIAM E. RICH William E. Rich President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement dated June 25, 2001 by and between Invitrogen Corporation and Ciphergen Biosystems, Inc.

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX